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                                                                    EXHIBIT 23.2

                              CONSENT OF COUNSEL

     The consent of Ann C. Mule', Esq., Assistant General Counsel and Corporate Secretary of Sunoco, Inc. is included in her opinion filed as Exhibit 5 to the Registration Statement.